OPINION AND CONSENT OF LEGAL COUNSEL

RANDALL J. LANHAM
Lanham and Associates
28562 Oso Parkway, Unit D
Rancho Santa Margarita, California 92688

April 13, 2003

Board of Directors
VALDE CONNECTIONS, INC.
1180 Spring Centre South Blvd., Suite 310
Altamonte Springs, Florida 32714

Gentlemen:

We have acted as counsel to Valde Connections, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 3,000,000 shares of the Company's common stock, $.0001 par value per share (the "Shares"), pursuant to the Valde Connections Stock Compensation Plan of April 7, 2003, (the “Plan”). As such, we have examined the Registration Statement and such other documents of the Company, as we deemed appropriate under the circumstances.

Based upon the foregoing, and assuming that the Shares will be issued as set forth in the Plans and Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according to the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Plan Beneficiary, once issued pursuant to the Plans as described in the Registration Statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

Very truly yours,

\S\ Randall J. Lanham
Randall J. Lanham, Lanham and Associates

Consent:

We consent to the use of our opinion dated April 13, 2003 as an exhibit to the Registration Statement of Medical International Technology, Inc. and to the reference to our firm in the Registration Statement.

\S\ Randall J. Lanham
Randall J. Lanham, Lanham and Associates